                      Report of Independent Accountants


     Board of Directors
     American Residential Funding, Inc.

     We have audited the accompanying balance sheet of American Residential Funding, Inc. as of June 30, 1999, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of American Residential Funding, Inc. as of June 30, 1999, and the results of its operations, changes in stockholders' equity, and cash flows for the year then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supporting information included in the report (shown on pages 10 through 15) are presented for the purposes of additional analysis and are not a required part of the basic financial statements of American Residential Funding, Inc. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

     In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a reports dated September 7, 1999, on our consideration of American Residential Funding, Inc. internal control structure, its compliance with specific requirements applicable to major HUD programs and non-major HUD program transactions.

                                              /s/ Hukriede, Walsh & Associates
                                              Hukriede, Walsh & Associates, CPAs
     September 7, 1999
     Westminster, California

                      American Residential Funding, Inc.
                                 Balance Sheet
                                 June 30, 1999

                                    ASSETS

Current Assets
     Cash                                              $    105,317
     Commissions Receivable                                 128,325
     Advances to Employees                                    8,525
     Investments                                            600,000
     Notes Receivable                                       100,000
                                                       ------------

          Total Current Assets                              942,168
                                                       ------------

Property and Equipment
     Computers and Equipment                                 17,343
     Office Furniture & Fixtures                              1,405
     Accumulated Depreciation                                (2,225)
     Organization Costs                                      31,070
     Accumulated Amortization                                (3,006)
                                                       ------------

          Total Property and Equipment                       44,588
                                                       ------------

Other Assets
     Deposits                                                   572
     Investments                                             40,000
                                                       ------------

          Total Other Assets                                 40,572
                                                       ------------

               Total Assets                            $  1,027,327
                                                       ============

   The accompanying report and notes are an integral part of this financial statement.

                      American Residential Funding, Inc.
                                 Balance Sheet
                                 June 30, 1999


               LIABILITIES AND SHAREHOLDERS' EQUITY

                         LIABILITIES

Current Liabilities
     Commissions Payable                                    $    95,794
     Accounts Payable                                            25,517
     Accrued Expenses Payable                                    28,745
     Contracts Payable                                           18,500
     Taxes Payable                                                  800
                                                            -----------

          Total Current Liabilities                             167,356
                                                            -----------

Long-Term Liabilities
     Deferred Taxes Payable                                         746
     Notes Payable                                              150,000
                                                            -----------

          Total Long-Term Liabilities                           150,746
                                                            -----------

               Total Liabilities                                318,102
                                                            -----------

                    SHAREHOLDERS' EQUITY

Shareholders' Equity
     Common Stock                                               105,000
     Preferred Stock                                            600,000
     Retained Earnings                                            4,225
                                                            -----------

               Total Shareholders' Equity                       709,225
                                                            -----------

               Total Liabilities and Shareholders' Equity   $ 1,027,327
                                                            ===========

   The accompanying report and notes are an integral part of this financial statement.

                      American Residential Funding, Inc.
                       Statement of Stockholders' Equity
                       For the Year Ended June 30, 1999

                            Common      Preferred           Additional    Retained
                             Stock          Stock      Paid-in-Capital    Earnings          Total
                         ---------      ---------      ---------------    --------   ------------
Balance, July 1, 1998    $ 130,000      $       0      $         2,285    $      0   $    132,285

Preferred Stock issued           0        600,000                    0           0        600,000

Stock shares redeemed      (25,000)             0               (2,285)          0        (27,285)

Net income(loss)                 0              0                    0       4,225          4,225
                         ---------      ---------      ---------------    --------   ------------

Balance, June 30, 1999   $ 105,000      $ 600,000      $             0    $  4,225   $    709,225
                         =========      =========      ===============    ========   ============

   The accompanying report and notes are an integral part of this financial statements

                      American Residential Funding, Inc.
                               Income Statement
                      For the Periods Ended June 30, 1999

REVENUES                                                    $    3,547,933
                                                            --------------


EXPENSES
     Advertising and Marketing                                      20,819
     Amortization and Depreciation                                   5,231
     Automobile and Travel                                          15,688
     Commissions and Fees                                        2,304,227
     Consulting and Contractors                                     58,339
     Credit Reports                                                 22,556
     Directors Fees                                                  2,750
     Dues and Subscriptions                                         12,893
     Equipment                                                      16,331
     Insurance                                                      40,881
     Interest                                                        3,088
     Miscellaneous                                                   7,100
     Office Supplies                                                44,973
     Officer Compensation                                          131,100
     Postage and Delivery                                           14,068
     Professional Development                                       11,113
     Professional Fees                                              50,475
     Rent                                                          125,660
     Repairs and Maintenance                                        11,719
     Salaries and Benefits                                         536,351
     Taxes and Licenses                                              3,319
     Telephone                                                      62,392
     Travel and Entertainment                                        9,068
     Utilities                                                      10,925
     Gain (Loss) on Acquisitions                                    20,294
                                                            --------------
          Total Expenses                                         3,541,361

NET INCOME BEFORE TAXES                                              6,571

     Provision for Income Taxes                                      2,346

NET INCOME                                                  $        4,225
                                                            ==============

   The accompanying report and notes are an integral part of this financial statement.

                      American Residential Funding, Inc.
                            Statement of Cash Flows
                       For the Year Ended June 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                             $   4,225
  Adjustments to reconcile net income (loss)
      to net cash provided by (used in) operating activities:
   Depreciation                                                                                     2,225
   Amortization                                                                                     3,006
   Changes in assets and liabilities:
    (Increase) decrease in trade receivables                                                     (136,850)
    (Increase) decrease in deposits                                                                  (572)
    Increase (decrease) in accounts payable and accrued expenses                                  166,556
    Increase (decrease) in deferred taxes payable                                                     746
    Increase (decrease) in income taxes payable                                                       800
                                                                                                ---------
      Net cash provided by (used in) operating activities                                          40,136
                                                                                                ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investments                                                                                     (40,000)
  Notes Receivable                                                                               (100,000)
  Organization Costs                                                                              (28,785)
  Purchase of property and equipment                                                              (18,748)
                                                                                                ---------
      Net cash provided by (used in) investing activities                                        (187,533)
                                                                                                ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from long-term borrowings                                                              150,000
  Redemption of common stock                                                                      (27,285)
                                                                                                ---------
      Net cash provided by (used in) financing activities                                         122,715
                                                                                                ---------

Net increase (decrease) in cash and cash equivalents                                              (24,683)
Cash balance - beginning of period                                                                130,000
                                                                                                ---------
Cash balance - end of period                                                                    $ 105,317
                                                                                                =========

   The accompanying report and notes are an integral part of this financial statements

                      AMERICAN RESIDENTIAL FUNDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

ORGANIZATION
------------

American Residential Funding, Inc. is a Nevada corporation organized March 13, 1998. The Company is a HUD-approved Title I and Title II loan correspondent, licensed by the Department of Real Estate. American Residential Funding, Inc. originates and sells HUD-insured mortgages and conventional loans. These loans are sold to financial institutions or other entities who securitize loans for investments.


ACCOUNTING POLICIES
-------------------

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition
-------------------
The financial statements of the Company are prepared using the accrual basis of accounting whereas revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.


INVESTMENTS
-----------

The Corporation has purchased 100,000 shares common stock of a publicly traded company which are classified as available-for-sale equity securities reported in accordance with FASB 115. Investment shares are held by a Trustee and have been irrevocably assigned to American Residential Funding, Inc.. The investment is reported at the lower of cost or market. The fair market value, $600,000, is based on quoted market prices as of June 30, 1999. The stock is restricted under the Securities and Exchange Commission Ruling 144.

American Residential Funding, Inc. has invested $40,000 in a related company, reported at cost.

                       AMERICAN RESIDENTIAL FUNDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

NOTES RECEIVABLE
----------------

As of June 30, 1999, the Company holds a 12 month unsecured note receivable from a related company in the amount of $100,000 bearing 12% interest, principal and interest due June 15, 2000.


AMORTIZATION AND DEPRECIATION
-----------------------------

Fixed assets are recorded at cost. Depreciation expense is computed under the straight line method over the useful lives of the assets. Organization costs are amortized under the straight line method over five years.


CONTRACTS PAYABLE
-----------------

The Company has entered into a acquisition agreement with another company providing for the purchase of the sebsequent income generated, assets and obligations of an existing mortgage originating organization with monthly payments due of $2,750 through November 15, 1999.


NOTES PAYABLE
-------------

American Residential Funding, Inc. holds a $150,000 note payable to a related company bearing 5% interest, principal and interest payable April 1, 2005.


STOCKHOLDERS' EQUITY
--------------------

The components of stockholders' equity are as follows:

Preferred Stock consists of Class A shares of non-redeemable preferred stock at no par value, 5% interest, cumulative. There are 20,000 shares authorized; 12,000 shares are issued and outstanding. Class A Preferred shares are convertible to common stock.

The Corporation has authorized 5,000 shares of no par common stock, with 5,000 shares issued and 4,038 shares outstanding. During fiscal year end June 30, 1999, the company redeemed 962 shares at cost.

                       AMERICAN RESIDENTIAL FUNDING, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1999

TREASURY STOCK
--------------

The Company has purchased, in the current fiscal year ended, 962 shares of American Residential Funding, Inc. common stock, at a total cost of $27,285.

INCOME TAXES
------------

The Company uses different depreciation methods for financial reporting of fixed assets than for income tax reporting. These timing differences results in a tax deferral for the year ended June 30, 1999. The Company has accrued a minimum franchise tax expense of $800 to the State of California and has accrued a deferred federal tax liability of $746 for the fiscal year end June 30, 1999.


COMMITMENTS AND CONTINGENCIES
-----------------------------

The Company has entered into various employment agreements with management individuals. The agreements require the Company to pay these parties (in aggregate) $120,000 per year over a period of three years, various other incentives, stock options and other commission arrangements based upon performance.


LEASE OBLIGATIONS
-----------------

The Company has entered into noncancelable operating lease agreements and real estate lease agreements. The following is a schedule of future minimum rental payments required under the leases as of June 30, 1999.

     Period Ended June 30                              Amount
     --------------------                              ------

            2000                                      $20,506
            2001                                        8,184
            2002                                        8,184
            2003                                        2,046
                                                      -------
            Total                                     $38,920
                                                      =======